EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2021

NEW YORK, Nov. 17, 2021 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) (TASE: PFLT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2021.

HIGHLIGHTS
Quarter ended September 30, 2021
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,081.6
PSSL investment portfolio	$564.8
Net assets	$490.6
GAAP net asset value per share	$12.62
Decrease in GAAP net asset value per share	(1.5)%
Adjusted net asset value per share (2)	$12.43
Decrease in adjusted net asset value per share (2)	(1.5)%

Credit Facility	$218.9
2023 Notes	$111.1
2026 Notes	$97.2
2031 Asset-Backed Debt	$225.5
Regulatory Debt to Equity	1.36x
Regulatory Net Debt to Equity (3)	1.25x
GAAP Net Debt to Equity (4)	1.23x

Yield on debt investments at quarter-end	7.4%

	Quarter Ended September 30, 2021	Year Ended September 30, 2021
Operating Results:
Net investment income	$9.3	$39.6
GAAP net investment income per share	$0.24	$1.02
Credit facility amendment costs per share	$0.04	0.04
Core net investment income per share (5)	$0.28	1.06
Distributions declared per share	$0.285	$1.14

Portfolio Activity:
Purchases of investments	$185.7	$661.1
Sales and repayments of investments	$136.6	$702.1

Number of new portfolio companies invested	16	35
Number of existing portfolio companies invested	18	68
Number of ending portfolio companies	110	110

(1)	Includes investments in PennantPark Senior Secured Loan Fund I LLC (“PSSL”), an unconsolidated joint venture, totaling $185.7 million, at fair value.
(2)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the $7.2 million unrealized loss on our multi-currency senior secured revolving credit facility, as amended and restated, with Truist Bank (formerly SunTrust Bank) and other lenders (the “Credit Facility”), which was refinanced on August 12, 2021, and our 4.3% Series A notes due 2023, (the “2023 Notes”). The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(3)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance net of $49.8 million of cash and equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(4)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance including the impact of the $7.2 million unrealized loss on the Credit Facility and the 2023 Notes net of $49.8 million of cash and equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(5)	Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company’s financial performance excluding a one-time expense of $2.9 million associated with entering into our multi-currency senior secured revolving credit facility with Truist Bank and other lenders on August 12, 2021 (the “New Credit Facility”) and the associated incentive fee reduction of $1.4 million. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Unless otherwise specified, the term “Credit Facility” refers to the “New Credit Facility” when associated with the period subsequent to the termination of the Credit Facility on August 12, 2021.

CONFERENCE CALL AT 9:00 A.M. EST ON NOVEMBER 18, 2021

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or the “Company”) will host a conference call at 9:00 a.m. (Eastern Time) on Thursday, November 18, 2021 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (866) 548-4713 approximately 5-10 minutes prior to the call. International callers should dial (323) 794-2093. All callers should reference conference ID #6282998 or PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through December 2, 2021, by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #6282998.

PORTFOLIO AND INVESTMENT ACTIVITY

“PFLT continues to be well positioned as a leading provider of consistent, credible first lien capital to the core middle market. Due to the relative lack of competition in the core middle market, lenders can generally achieve higher returns with lower risk,” said Arthur Penn, Chairman and CEO. “Additionally, PFLT is poised to grow Net Investment Income through growing its balance sheet to its target leverage ratio, growing the PSSL joint venture and rotating equity investments in its successful equity co-investment portfolio.”

As of September 30, 2021, our portfolio totaled $1,081.6 million and consisted of $934.4 million of first lien secured debt (including $140.9 million in PSSL), $8.9 million of second lien secured debt and $138.3 million of preferred and common equity (including $44.9 million in PSSL). Our debt portfolio consisted of 99% variable-rate investments. As of September 30, 2021, we had two portfolio companies on non-accrual, representing 2.7% and 2.6% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $11.0 million. Our overall portfolio consisted of 110 companies with an average investment size of $9.8 million, had a weighted average yield on debt investments of 7.4%, and was invested 86% in first lien secured debt (including 13% in PSSL), 1% in second lien secured debt and 13% in preferred and common equity (including 4% in PSSL). As of September 30, 2021, 99% of the investments held by PSSL were first lien secured debt. For more information on how the COVID-19 pandemic has affected our business and results of operations, see our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments” and “Item 1A. Risk Factors” therein.

As of September 30, 2020, our portfolio totaled $1,086.9 million and consisted of $968.6 million of first lien secured debt (including $125.4 million in PSSL), $29.9 million of second lien secured debt and $88.4 million of preferred and common equity (including $39.9 million in PSSL). Our debt portfolio consisted of 99% variable-rate investments. As of September 30, 2020, we had three portfolio companies on non-accrual, representing 2.1% and 1.8% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $29.9 million. Our overall portfolio consisted of 102 companies with an average investment size of $10.7 million, had a weighted average yield on debt investments of 7.3%, and was invested 89% in first lien secured debt (including 12% in PSSL), 3% in second lien secured debt and 8% in preferred and common equity (including 4% in PSSL). As of September 30, 2020, 97% of the investments held by PSSL were first lien secured debt.

For the three months ended September 30, 2021, we invested $185.7 million in 16 new and 18 existing portfolio companies with a weighted average yield on debt investments of 7.3%. Sales and repayments of investments for the same period totaled $136.6 million. This compares to the three months ended September 30, 2020, in which we invested $15.3 million in one new and nine existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayments of investments for the same period totaled $49.7 million.

For the year ended September 30, 2021, we invested $661.1 million in 35 new and 68 existing portfolio companies with a weighted average yield on debt investments of 7.4%. Sales and repayments of investments for the same period totaled $702.1 million.

For the year ended September 30, 2020, we invested $436.7 million in 19 new and 95 existing portfolio companies with a weighted average yield on debt investments of 8.0%. Sales and repayments of investments for the same period totaled $396.9 million.

PennantPark Senior Secured Loan Fund I LLC

As of September 30, 2021, PSSL’s portfolio totaled $564.8 million, consisted of 74 companies with an average investment size of $7.6 million and had a weighted average yield on debt investments of 7.1%. As of September 30, 2020, PSSL’s portfolio totaled $393.0 million, consisted of 45 companies with an average investment size of $8.7 million and had a weighted average yield on debt investments of 6.8%.

For the three months ended September 30, 2021, PSSL invested $76.6 million in 12 new and three existing portfolio companies with a weighted average yield on debt investments of 7.3%. PSSL’s sales and repayments of investments for the same period totaled $36.7 million. For the three months ended September 30, 2020, PSSL did not make any investments. PSSL’s sales and repayments of investments for the same period totaled $69.9 million.

For the year ended September 30, 2021, PSSL invested $354.4 million (of which $285.7 million was purchased from the Company) in 42 new and 29 existing portfolio companies with a weighted average yield on debt investments of 7.2%. PSSL’s sales and repayments of investments for the same period totaled $199.8 million.

For the year ended September 30, 2020, PSSL invested $87.1 million (of which $86.7 million was purchased from the Company) in 11 new and two existing portfolio companies with a weighted average yield on debt investments of 7.4%. PSSL’s sales and repayments of investments for the same period totaled $172.6 million.

RECENT DEVELOPMENTS

On October 6, 2021, we issued an additional $85 million aggregate principal amount of our 4.25% Notes due 2026 (the “Add-On Notes”) in an add-on offering (the “Add-On Offering”) pursuant to the Base Indenture, dated March 23, 2021 (the “Base Indenture”), between the Company and American Stock Transfer & Trust Company, LLC (the “Trustee”), as supplemented by the First Supplemental Indenture, dated March 23, 2021, between the Company and the Trustee (together with the Base Indenture, the “Indenture”). In connection with the Add-On Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, PennantPark Investment Advisers, LLC (the “Investment Adviser”) and Goldman Sachs & Co. LLC, Keefe, Bruyette & Woods, Inc. and Truist Securities, Inc., as representatives of the several underwriters named on Schedule A to the Underwriting Agreement.

The Add-On Notes constitute a further issuance of the $100 million aggregate principal amount of the 2026 Notes issued by the Company on March 23, 2021 (the “Existing Notes”) under the Indenture.

The Add-On Notes are treated as a single series with the Existing Notes and have the same terms as the Existing Notes, other than the issue date and the offering price. The Add-On Notes have the same CUSIP number and are fungible and rank equally with the Existing Notes. Upon issuance of the Add-On Notes, the outstanding aggregate principal amount of the Company’s 4.25% notes due 2026 is $185 million.

Subsequent to quarter end, PFLT had new funded investments of $82.3 million, net of sales and repayments.  PSSL had new funded investments of $23.3 million, net of sales and repayments.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the years ended September 30, 2021 and 2020.

Investment Income

Investment income for the three months ended September 30, 2021 and 2020 was $21.6 million and $21.8 million, respectively, and was primarily attributable to $18.6 million and $19.3 million from first lien secured debt and $3.0 million and $2.5 million from other investments, respectively.

Investment income for the year ended September 30, 2021 was $82.7 million and was attributable to $72.1 million from first lien secured debt and $10.6 million from other investments. The decrease in investment income compared to the same periods in the prior year was primarily due to a decrease in the size of our portfolio and in the London Inter-Bank Offered Rate (“LIBOR”).

Investment income for the year ended September 30, 2020 was $95.5 million and was attributable to $86.8 million from first lien secured debt and $8.7 million from other investments.

Expenses

Expenses for the three months ended September 30, 2021 and 2020 totaled $12.3 million and $10.3 million, respectively. Base management fee totaled $2.7 million and $2.8 million, incentive fee totaled $0.6 million and $2.1 million, debt related interest and expenses totaled $8.5 million (including $2.9 million attributable to fees associated with entering into the New Credit Facility) and $5.5 million, general and administrative expenses totaled $0.4 million and $1.0 million and provision for taxes totaled $0.1 million and $0.1 million, respectively, for the same periods.

Expenses for the years ended September 30, 2021 and 2020 totaled $43.1 million and $52.1 million, respectively. Base management fee for the same periods totaled $10.7 million and $11.4 million, incentive fee totaled $5.3 million and $9.3 million, debt related interest and expenses totaled $24.5 million (including $2.9 million attributable to fees associated with entering into the New Credit Facility) and $27.1 million, general and administrative expenses totaled $2.1 million and $3.9 million and provision for taxes totaled $0.4 million and $0.4 million, respectively, for the same periods. The decrease in expenses compared to the prior year was primarily due to a decrease in management fees under our Investment Management Agreement with the Investment Advisor and debt related interest and expenses.

Net Investment Income

Net investment income totaled $9.3 million, or $0.24 per share, and $10.3 million, or $0.27 per share, for the three months ended September 30, 2021 and 2020, respectively.

Net investment income totaled $39.6 million, or $1.02 per share, and $43.4 million, or $1.12 per share, for the years ended September 30, 2021 and 2020, respectively. The decrease in net investment income compared to the prior year was primarily due to a decrease in the size of our portfolio and in LIBOR.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2021 and 2020 totaled $136.7 million and $49.7 million, respectively. Net realized gain (losses) totaled $2.5 million and $(4.7) million for the same periods, respectively.

Sales and repayments of investments for the years ended September 30, 2021 and 2020 totaled $702.1 million and $396.9 million, respectively. Net realized losses totaled $12.8 million and $12.7 million for the same periods, respectively. The change in realized losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2023 Notes

For the three months ended September 30, 2021 and 2020, we reported a net change in unrealized (depreciation) appreciation on investments of $(7.5) million and $19.9 million, respectively. For the years ended September 30, 2021 and 2020, we reported net change in unrealized appreciation (depreciation) on investments of $41.3 million and $(26.5) million, respectively. As of September 30, 2021 and 2020, our net unrealized appreciation (depreciation) on investments totaled $11.0 million and $(29.9) million, respectively. The net change in unrealized appreciation/depreciation on our investments for the year ended September 30, 2021 compared to the prior year was primarily due to changes in the capital market conditions as well as the financial performance of certain portfolio companies primarily driven by the market disruption caused by the COVID-19 pandemic and the uncertainty surrounding its continued adverse economic impact. For more information on how the COVID-19 pandemic has affected our business and results of operations, see our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments” and “Item 1A. Risk Factors” therein.

For the three months ended September 30, 2021 and 2020, our Credit Facility and 2023 Notes had a net change in unrealized (appreciation) depreciation of $(0.3) million and $8.6 million, respectively. For the years ended September 30, 2021 and 2020, our Credit Facility and the 2023 Notes had a net change in unrealized (appreciation) depreciation of $(11.6) million and less than $14.2 million, respectively. As of September 30, 2021 and 2020, our net unrealized depreciation on our Credit Facility and the 2023 Notes totaled $7.2 million and $18.8 million, respectively. The net change in unrealized depreciation for the year ended September 30, 2021 compared to the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $4.0 million, or $0.10 per share, and $17.0 million, or $0.44 per share, for the three months ended September 30, 2021 and 2020, respectively.

Net change in net assets resulting from operations totaled $56.5 million, or $1.46 per share, and $18.4 million, or $0.47 per share, for the years ended September 30, 2021 and 2020, respectively. The increase in net assets from operations for the year ended September 30, 2021 compared to the prior year was primarily due to appreciation of the portfolio primarily driven by the recovery from the market disruption caused by the COVID-19 pandemic and the uncertainty surrounding its continued adverse economic impact.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives. For more information on how the COVID-19 pandemic may impact our ability to comply with the covenants of the Credit Facility, see our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments” and “Item 1A. Risk Factors” therein.

The annualized weighted average cost of debt for the years ended September 30, 2021 and 2020, inclusive of the fee on the undrawn commitment on the Credit Facility, amendment costs and debt issuance costs, were 3.9% and 3.7%, respectively (excluding amendment and debt issuance costs, such amounts are 3.4% and 3.7%, respectively). As of September 30, 2021 and 2020, we had $80.6 million and $211.4 million of unused borrowing capacity under our Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of September 30, 2021 and 2020, PennantPark Floating Rate Funding I, LLC (“Funding I”), had $219.4 million and $308.6 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 2.3% and 2.2%, exclusive of the fee on undrawn commitments, as of September 30, 2021 and 2020, respectively.

As of September 30, 2021 and 2020, we had cash equivalents of $49.8 million and $57.5 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $49.6 million for the year ended September 30, 2021, and our financing activities used cash of $56.3 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities used cash primarily for paying down our Credit Facility and paying distributions to stockholders.

Our operating activities used cash of $4.9 million for the year ended September 30, 2020, and our financing activities used cash of $0.9 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities used cash primarily for paying down our Credit Facility and paying distributions to stockholders.

DISTRIBUTIONS

During both years ended September 30, 2021 and 2020, we declared distributions of $1.14 per share for total distributions of $44.2 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission (the “SEC”).

AVAILABLE INFORMATION

The Company makes available on its website its annual report on Form 10-K filed with the SEC, and stockholders may find the annual report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2021	September 30, 2020
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$824,541,549 and $915,874,757, respectively)	$856,806,437	$910,552,309
Non-controlled, affiliated investments (cost—$22,380,092 and $21,964,181, respectively)	7,432,896	11,086,834
Controlled, affiliated investments (cost— $223,714,366 and $179,112,500, respectively)	217,380,079	165,289,324
Total of investments (cost—$1,070,636,007 and $1,116,951,438, respectively)	1,081,619,412	1,086,928,467
Cash and cash equivalents (cost—$49,825,527 and $57,534,421, respectively)	49,825,527	57,511,928
Interest receivable	5,445,726	3,673,502
Receivable for investments sold	33,965,807	—
Prepaid expenses and other assets	—	173,318
Total assets	1,170,856,472	1,148,287,215
Liabilities
Distributions payable	3,690,320	3,683,347
Payable for investments purchased	13,545,522	3,800,000
Credit Facility payable, at fair value (cost—$219,400,000 and $308,598,500, respectively)	218,851,500	299,047,275
2023 Notes payable, at fair value (par—$117,792,879 and $138,579,858, respectively)	111,114,023	129,295,008
2026 Notes payable, net (par—$100,000,000 and zero, respectively)	97,170,665	—
2031 Asset-Backed Debt, net (par—$228,000,000 )	225,497,177	224,866,334
Interest payable on debt	5,454,784	3,601,479
Base management fee payable	2,706,828	2,776,477
Performance-based incentive fee payable	623,718	2,071,622
Accrued other expenses	1,590,679	1,875,281
Total liabilities	680,245,216	671,016,823
Commitments and contingencies
Net assets
Common stock, 38,880,728 and 38,772,074 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	38,881	38,772
Paid-in capital in excess of par value	538,814,549	538,151,528
Distributable income	(48,242,174)	(60,919,908)
Total net assets	$490,611,256	$477,270,392
Total liabilities and net assets	$1,170,856,472	$1,148,287,215
Net asset value per share	$12.62	$12.31

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2021	2020	2019
Investment income:
From non-controlled, non-affiliated investments:
Interest	$56,878,497	$73,250,887	$69,319,954
Other income	4,153,310	3,565,134	3,497,784
From non-controlled, affiliated investments:
Interest	1,309,001	882,934	1,237,675
Other income	122,750	36,170	127,734
From controlled, affiliated investments:
Interest	11,240,574	11,801,245	12,464,035
Dividend	8,793,750	5,950,000	6,300,000
Other Income	195,630	—	—
Total investment income	82,693,512	95,486,370	92,947,182
Expenses:
Base management fee	10,678,288	11,428,302	10,209,566
Performance-based incentive fee	5,339,895	9,300,311	6,204,112
Interest and expenses on debt	21,650,557	27,108,452	22,540,098
Administrative services expenses	900,000	1,400,000	1,550,000
Other general and administrative expenses	1,200,000	2,464,306	2,464,306
Expenses before amendment costs, debt issuance costs and provision for taxes	39,768,740	51,701,371	42,968,082
Credit Facility amendment costs and debt issuance costs	2,898,401	—	4,517,292
Provision for taxes	400,000	400,000	—
Total expenses	43,067,141	52,101,371	47,485,374
Net investment income	39,626,371	43,384,999	45,461,808
Realized and unrealized (loss) gain on investments and debt:
Net realized loss on:
Non-controlled, non-affiliated investments	24,615,558	(6,998,886)	(18,802,365)
Non-controlled and controlled, affiliated investments	(37,409,065)	(5,683,145)	(12,621,504)
Net realized loss on investments	(12,796,507)	(12,682,031)	(31,423,869)
Net change in unrealized (depreciation) appreciation on:
Non-controlled, non-affiliated investments	30,881,375	(7,390,333)	2,640,050
Controlled and non-controlled, affiliated investments	10,413,524	(19,076,975)	(5,245,396)
Debt depreciation (appreciation)	(11,608,720)	14,177,384	(16,487)
Net change in unrealized (depreciation) appreciation on investments and debt	29,686,179	(12,289,924)	(2,621,833)
Net realized and unrealized (loss) gain from investments and debt	16,889,672	(24,971,955)	(34,045,702)
Net increase in net assets resulting from operations	$56,516,043	$18,413,044	$11,416,106
Net increase in net assets resulting from operations per common share	$1.46	$0.47	$0.29
Net investment income per common share	$1.02	$1.12	$1.17

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, managing $5.2 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Floating Rate Capital Ltd. files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

CONTACT:

Richard Cheung
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com